SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

CG Oncology, Inc.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CG Oncology, Inc.

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CG Oncology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 5, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxydocs.com/CGON. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at legalnotices@cgoncology.com. The Annual Meeting will be held for the following purposes:

(1)
to elect the Board’s three nominees for Class I director named as nominees in this Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);
(2)
to ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and
(3)
to transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 8, 2025 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/CGON and entering the Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 9:45 a.m. Pacific Time, on Thursday, June 5, 2025.

Only stockholders of record at the close of business on Tuesday, April 8, 2025 and their proxy holders may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Arthur Kuan

Arthur Kuan
Chairman and Chief Executive Officer
Irvine, CA

April 25, 2025

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Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, June 5, 2025 at 10:00 a.m. Pacific Time at www.proxydocs.com/CGON.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/CGON.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of CG Oncology, Inc. (sometimes referred to as the “Company” or “CG Oncology”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement (the “Proxy Statement”) and the form of proxy available to stockholders on or about Friday, April 25, 2025.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 5, 2025.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/CGON. If you are a stockholder of record, you will be asked to provide the Control Number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 8, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/CGON and enter the Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.proxydocs.com/CGON and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on Tuesday, April 8, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2025, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are two matters scheduled for a vote:

•
To elect the Board’s three nominees for director named as nominees in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1); and
•
To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxydocs.com/CGON (you will need the control number printed on your Notice or proxy card).	You may vote your shares by calling toll-free (866) 284-4631 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.proxydocs.com/CGON (you will need the control number printed on your Notice or proxy registration confirmation email).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on Wednesday, June 4, 2025.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of the appointment by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Company. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your Control Number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their Control Number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of the Record Date is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of the appointment by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on such proposal in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to our Secretary at 400 Spectrum Center Drive, Suite 2040, Irvine, CA 92618. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withheld votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors	A plurality of the votes cast FOR a nominee; each director nominee receiving the highest number of votes FOR will be elected. Stockholders may not cumulate votes for directors.	FOR or WITHHOLD with respect to each director nominee	Withheld votes will have no effect.	Brokers do not have discretion to vote on this proposal absent instructions from their beneficial owners. Broker non-votes will have no effect.	FOR all nominees
2	Ratification of the appointment of Ernst & Young	Affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes); shares voted FOR must exceed the number of shares voted AGAINST the proposal.	FOR, AGAINST or ABSTAIN	Abstentions shall have no effect. An abstention does not count as a vote cast.	Not applicable.(1)	FOR

(1) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the broker, bank or nominee that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

Who will count the vote?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy. On April 8, 2025, there were 76,221,857 shares of common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the person presiding over the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2026 Annual Meeting of Stockholders and each Class III director has a term that expires at the Company’s 2027 Annual Meeting of Stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Our Charter provides that the number of directors will be fixed from time to time by the Board. There are currently seven members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the three incumbent directors listed below, all of whom have previously been elected by our stockholders, for election to the Board at the Annual Meeting. The Board has determined that each director nominee, other than Mr. Kuan, if elected, would be an independent director, as further described below in “The Board of Directors and Certain Governance Matters — Director Independence and Independence Determinations.”

Name	Position
Arthur Kuan	Chairman and Chief Executive Officer
James J. Mulé	Director
Leonard Post	Director

All of the director nominees listed above have consented to being named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Biographical information relating to each of the director nominees is set forth below under “Nominees for Election to the Board of Directors” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors as of April 8, 2025 are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I: Director Nominees for Election at the Annual Meeting

Director Biographies

ARTHUR KUAN Chairman and Chief Executive Officer	Director Since: 2017 Age: 34	Committee Memberships: None

Arthur Kuan has served as our Chief Executive Officer and as a member of our Board since our inception in 2017, and as Chairman since December 2023. As a Founding Member of Ally Bridge Group, a global healthcare-focused investment platform, Mr. Kuan played a role in managing the fund’s portfolio companies from January 2013 to July 2015. Mr. Kuan also served on the IP Commercialization Strategy Committee at Moffitt Cancer Center from November 2017 to January 2024. Previously, Mr. Kuan was a member of Themes Investment Partners, a Private Equity fund based in Hong Kong, where he played a central role in coordinating cross-border technology transfer and regulatory submissions for portfolio companies. Mr. Kuan began his career in an operational role at Dinova Capital, a Shanghai-based, medical technology incubator fund, evaluating medical device investment opportunities. Mr. Kuan has served on the board of directors of Chunghwa Chemical Synthesis & Biotech, a Taiwanese manufacturer and distributor of chemical synthetic products and biotechnology products, since 2022, where he serves on its compensation committee and audit committee. From 2016 to 2023, he served on the board of directors of Allied Industrial Corp., Ltd., a leading supplier of disperse dyestuff. Mr. Kuan received his M.S. in Biotechnology from the Johns Hopkins University and his B.A. in Biology from the University of Pennsylvania.

Mr. Kuan’s knowledge of our business and experience investing in a number of biopharmaceutical companies contributed to our Board’s conclusion that he should serve as a director of our Company.

JAMES J. MULÉ	Director Since: 2018 Age: 72	Committee Memberships: None

Director

James J. Mulé, Ph.D. has served as a member of our board of directors since 2018. Dr. Mulé has served as Associate Center Director for Translational Science and the Michael McGillicuddy (U.S. Senator Connie Mack (ret.) & Family) Endowed Chair for Melanoma Research and Treatment and is the Associate Center Director of the Moffitt Cancer Center, Tampa, Florida, where he has served as a Director since 2003. Since 1993, Dr. Mulé has served multiple tenures as a special government employee to the FDA at the Center for Drug Evaluation and Research and at the Center for Biologics Evaluation and Research and to the National Cancer Institute (NCI). Dr. Mulé also served on the board of directors of publicly-traded company Fulgent Genetics from 2016 to 2020. Dr. Mulé serves on the advisory boards of numerous biotechnology companies, pharmaceutical companies, NCI-designated cancer centers and investment funds, including Buffett Cancer Center, Omaha; Masonic Cancer Center, Minneapolis; Affyimmune Therapeutics; Aleta Biotherapeutics; OncoPep; Turnstone Biologics; UbiVac; Vault Pharma; Vycellix; and Noble Life Science Partners. Dr. Mulé holds an Interdisciplinary Ph.D. in Tumor Immunology, Immunocytology, and Immunopathology from the University of Washington and the Fred Hutchinson Cancer Research Center, Seattle, Washington, a M.S. in Cellular Immunology from the University of Washington School of Medicine and a B.A. from New Jersey City University. Dr. Mulé received his formal postgraduate training at the Surgery Branch, Division of Cancer Treatment, NCI, National Institute of Health (NIH), Bethesda, Maryland. Dr. Mulé has held tenured senior positions at the NCI/NIH and the University of Michigan, Ann Arbor.

Dr. Mulé’s extensive regulatory, basic translational, and clinical research as well as administration leadership experience in both non-profit and for-profit entities and the biopharmaceutical industry contributed to our Board’s conclusion that he should serve as a director of our Company.

LEONARD POST Lead Independent Director	Director Since: 2018 Age: 72	Committee Memberships: • Compensation Committee • Nominating and Corporate Governance Committee

Leonard Post, Ph.D. has served as a member of our Board since 2018. Dr. Post has over three decades of pharmaceutical R&D experience. From July 2016 to January 2024, Dr. Post served as Chief Scientific Officer of Vivace Therapeutics, an oncology company working on small molecules targeting the hippo pathway, and from October 2018 to January 2024 served as Chief Scientific Officer of its sister company Virtuoso Therapeutics, a company working on bispecific antibodies for oncology. From February 2010 until June 2016, Dr. Post worked at BioMarin, in various positions including Chief Scientific Officer. During that time, he oversaw the initiation of BioMarin’s first gene therapy project for hemophilia A. Prior to that, Dr. Post served as Chief Scientific Officer of LEAD Therapeutics, Senior Vice President of Research & Development at Onyx Pharmaceuticals, and Vice President of Discovery Research at Parke-Davis Pharmaceuticals. Dr. Post is also currently an advisor to Canaan Partners. Dr. Post has served on the board of directors of publicly-traded biopharmaceutical company uniQure N.V since June 2020, where he serves as chair of its research and development committee, and privately-held companies, Orphagen

Pharmaceuticals, Inc., Fedora Pharma, Inc., ImmvirX, ML Biosolutions, Grace Science LLC and Acelink Therapeutics. Mr. Post also previously served on the board of directors of publicly-traded Fulgent Genetics, Inc. from August 2022 to October 2022. Dr. Post is a virologist by training and did early work on engineering of herpes simplex virus as a postdoctoral fellow. He has a Bachelor of Science degree in Chemistry from the University of Michigan, and a Ph.D. in Biochemistry from the University of Wisconsin.

Dr. Post’s extensive experience in the biotechnology industry, and specifically in oncolytic viruses, contributed to our Board’s conclusion that he should serve as a director of our Company.

Class II Directors Continuing in Office Until Our 2026 Annual Meeting

Director Biographies

HONG FANG “SIMONE” SONG Director	Director Since: 2015 Age:59	Committee Memberships: • Audit Committee • Compensation Committee (Chair)

Simone Song has served as a member of our Board since November 2015. Ms. Song is the Founder and has been a Senior Partner of ORI Capital Limited, a venture capital firm, since July 2015. Prior to ORI Capital, Ms. Song served as the Head of Healthcare Investment Banking for Greater China for Goldman Sachs Group, Inc. She also served on the board of TriSalus Life Sciences, Inc. from 2017 to 2023, prior to its initial public offering. Prior to joining Goldman Sachs, Ms. Song was a Managing Director of Cowen Inc., a member of the advisory board of AXA Investment Managers, a global investment management firm, and an executive board advisor to AXA Asia Pacific Holdings Limited. Ms. Song holds a B.A. in Economics from Fudan University and an M.A. in Economics from Claremont Graduate School.

Ms. Song’s extensive experience in the healthcare sector contributed to our Board’s conclusion that she should serve as a director of our Company.

VICTOR TONG, JR. Director	Director Since: 2023 Age: 41	Committee Memberships: • Nominating and Corporate Governance Committee

Victor Tong, Jr. has served as a member of our Board since July 2023. Mr. Tong is a Managing Director at Decheng Capital (“Decheng”), an investment firm, where he has worked since its inception in 2012 and focuses on investments in biotechnology and medical technology companies in China and the United States. Before joining Decheng, Mr. Tong was a Principal at Bay City Capital, a life sciences investment firm, and a member of the healthcare investment banking division at Morgan Stanley. Mr. Tong has served on the board of publicly-traded company Aardvark Therapeutics, Inc. since May 2024. He also serves on the board of directors of multiple privately held biotechnology and biopharmaceutical companies including Cellares Corp., Harton Therapeutics, Hummingbird Bioscience, LevitasBio, Nalu Medical, Take2 and Watchmaker Genomics. Mr. Tong holds a B.A. in Molecular and Cell Biology and B.S. in Business Administration from the University of California, Berkeley.

Mr. Tong's investment and board experience in the biopharmaceutical industry contributed to our Board’s conclusion that he should serve as a director of our Company.

Class III Directors Continuing in Office Until Our 2027 Annual Meeting

Director Biographies

SUSAN GRAF Director	Director Since: 2023 Age: 52	Committee Memberships: • Audit Committee (Chair) • Nominating and Corporate Governance Committee

Susan Graf, R.Ph., M.B.A., has served as a member of our Board since November 2023. Ms. Graf has served as a Senior Advisor and Entrepreneur in Residence at Locust Walk Partners, LLC, a global life science transaction firm, since May 2021. Ms. Graf previously served as Chief Executive Officer of biotechnology company Akamara Therapeutics from August 2019 to May 2021. Prior to Akamara Therapeutics, Ms. Graf was Chief Business Officer and Principal Financial Officer at Epizyme, a biopharmaceutical company, from April 2016 to September 2018. Prior to Epizyme, Ms. Graf held the position of Vice President, Corporate Development and Strategy for NPS Pharma before it was acquired by Shire in 2015. Earlier in her career, Ms. Graf spent nearly 18 years at Roche in a number of leadership and executive positions. Ms. Graf has chaired the board of directors and audit committee of Finch Therapeutics, a publicly-traded microbiome therapeutics company, since April 2021, and has served on the board of directors of Kaléo, a privately held pharmaceutical company, since December 2021. Ms. Graf has an M.B.A. from the Stern School of Business at New York University and a B.Pharm. from Purdue University.

Ms. Graf’s extensive experience in the life sciences industry and her financial expertise contributed to our Board’s conclusion that she should serve as a director of our Company.

BRIAN LIU Director	Director Since: 2022 Age: 36	Committee Memberships: • Audit Committee • Compensation Committee

Brian Liu, M.D. has served as a member of our Board since September 2022. Dr. Liu is a Managing Director at Longitude Capital Management Co., LLC (“Longitude Capital”), a healthcare venture capital firm, where he has been employed since 2018. Prior to joining Longitude Capital, Dr. Liu was an Engagement Manager in the pharmaceuticals practice of McKinsey & Company from January 2016 to July 2018. Dr. Liu has served on the board of directors of Alentis Therapeutics AG since November 2024, Helicore Biopharma, Inc. since January 2025, and Lassen Therapeutics, Inc. since December 2023. He has also served as a board observer at Quanta Therapeutics Inc. since October 2020. He previously served as a board observer at Endeavor Biomedicines Inc., Inflazome Ltd. (acquired by Roche Holding AG), Rivus Pharmaceuticals, Inc., Talaris Therapeutics, Inc., Vera Therapeutics, Inc., and Zenas Biopharma, Inc. Dr. Liu holds an M.D. from Stanford University School of Medicine and a B.S. in Biomedical Engineering from Johns Hopkins University.

Dr. Liu’s investment experience in the pharmaceutical industry and prior board experience contributed to our Board’s conclusion that he should serve as a director of our Company.

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective Board should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Board Diversity

While we do not have a formal diversity policy in place, the Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the boardroom.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. All recommendations for nomination received by our Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations will be considered.

Board and Committee Self-Evaluations

Our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Nominating and Corporate Governance Committee. Board members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including oversight of strategy, challenges and opportunities; Board culture, effectiveness and accountability; Board composition and committee structure and performance; Board meeting logistics and materials, including access to management, external resources and experts; risk oversight; and succession planning. In addition, committee members are also asked to provide commentary regarding, among other things, their respective committee’s effectiveness in addressing matters delegated to it in its charter; committee composition and committee meeting logistics and materials. The results of the evaluations are aggregated and summarized and discussed at Board and committee meetings. As part of the review of the results of the evaluations for 2024, the Board concluded that the Board and its committees are operating effectively.

In addition to the formal annual assessment, the Board evaluates and modifies its oversight of the Company’s operations on an ongoing basis. During their regular meetings, independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be discussed at future meetings.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines and the charters of our committees provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the criteria for independence set forth under applicable law and Nasdaq Stock Market (“Nasdaq”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company or any of its subsidiaries. In addition to considering the Nasdaq independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board, following consultation with the Nominating and Corporate Governance Committee, has affirmatively determined that Ms. Graf, Dr. Liu, Dr. Mulé, Dr. Post, Ms. Song and Mr. Tong each qualify as an “independent director,” as defined under the rules of the Nasdaq listing standards. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board is currently chaired by Arthur Kuan, our Chief Executive Officer. At this time, the Board believes that our current Chief Executive Officer is best situated to serve as Chairman of the Board. Mr. Kuan is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Mr. Kuan is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Mr. Kuan offers a robust understanding of risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.

The Board appointed Dr. Post. as the lead independent director in 2018 to help reinforce the independence of the Board as a whole. The lead independent director is chosen by the independent members of the board. We believe this separation of responsibilities ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman of our Board: the lead independent director is empowered to, among other duties and responsibilities, chair meetings of the independent directors in executive session; facilitate communications between other members of our board and the Chief Executive Officer/Chairman of our Board; review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members; and consult with the Chief Executive Officer/Chairman of our Board on matters relating to corporate governance and board performance. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its management and oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman of our Board, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Dr. Post’s extensive history with and knowledge of the Company and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous for us to combine the positions of Chief Executive Officer and Chairman of our Board.

Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2024, the Board met nine times. The Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held one meeting in 2024. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served), other than James Mulé, who was unable to attend four meetings of the Board because of scheduling conflicts.

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at www.ir.cgoncology.com.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
Susan Graf, Chair Brian Liu, M.D. Simone Song

Primary Responsibilities	Current Committee Members
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethic; and
•
reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the Audit Committee with its charter.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. All members of the Audit Committee meet the requirements for financial sophistication under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Ms. Graf qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is financially sophisticated.

Report

The Report of the Audit Committee is set forth beginning on page 25 of this proxy statement.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•
approving policies relating to compensation and benefits of our officers and employees;
Simone Song, Chair Brian Liu, M.D. Leonard Post, Ph.D.

Primary Responsibilities	Current Committee Members
•
approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
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evaluating the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations;
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approving the issuance of stock options and other awards under our equity plans; and
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reviewing and evaluating, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2024, none of our executive officers served on the Board or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority to authorize an officer of the Company to grant rights or options to officers (other than executive officers) and employees, in a manner that is in accordance with applicable law.

Role of Executive Officers and Compensation Consultant

The Compensation Committee reviews all compensation paid to our executive officers, including our Named Executive Officers. Our Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to Named Executive Officers other than himself. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. The Compensation Committee has the authority to review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, and has authority to review, set or make recommendations to the Board regarding the compensation of the executive officers other than the Chief Executive Officer and director compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background

Primary Responsibilities	Current Committee Members

information or advice or otherwise participate in the Compensation Committee meetings.

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained Pay Governance LLC as its compensation consultant. During fiscal year 2024, Pay Governance LLC provided the following services, as directed by the Compensation Committee:

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Developed and recommended the 2024 peer group used as one input in the calibration of compensation practices for the Named Executive Officers and Board pay level and practices;
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Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, including our Named Executive Officers;
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Reviewed and assessed our annual cash performance bonus program, including the payout levels and caps;
•
Reviewed and assessed our equity compensation programs and conducted an equity burn rate and overhang analysis;
•
Advised on regulatory developments relating to executive compensation;
•
Collaborated with management on an assessment of compensation-related risks relating to employee compensation; and
•
Conducted a review of our non-employee director compensation policies and practices.

The Compensation Committee has analyzed whether the work of Pay Governance LLC as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Pay Governance LLC and the individual compensation advisors employed by Pay Governance LLC does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

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identifying qualified candidates to become Board members;
•
selecting nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected);
Victor Tong, Jr., Chair Susan Graf Leonard Post, Ph.D.

Primary Responsibilities	Current Committee Members
•
selecting candidates to fill any vacancies on our Board and any committees thereof;
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overseeing our corporate governance policies;
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reporting and making recommendations to our Board concerning governance matters; and
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reviewing and assisting the Board with oversight of matters relating to environmental, social and governance matters affecting the Company and oversight of the evaluation of our Board.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at www.ir.cgoncology.com.

Executive Sessions

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions. Our lead independent director will preside at executive sessions.

Board’s Oversight of Strategy

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Secretary by mail at 400 Spectrum Center Drive, Suite 2040, Irvine, CA 92618.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Conduct and Ethics is posted in the “Corporate Governance” section of our website located at www.ir.cgoncology.com. If the Company ever were to amend or waive any provision of its Code of Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Insider Trading Policy; Hedging and Pledging Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. In addition, it is the Company’s intent to comply with the applicable laws and regulations relating to insider trading. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

Our Insider Trading Policy also prohibits directors, officers, other employees and consultants from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance from the General Counsel and Chief Compliance Officer or Chief Executive Officer for transactions by the General Counsel and Chief Compliance Officer.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection. Ernst & Young has audited our financial statements since 2021. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by Ernst & Young.

	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees(1)	$930	$1,481
Total Fees	$930	$1,481

(1) “Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, the audited financial statements presented in our Annual Report on Form 10-K, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the fiscal year December 31, 2024 Audit Fees are fees billed in connection with our initial public offering.

All fees incurred subsequent to our initial public offering in January 2024 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF Ernst & Young AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed and discussed with Ernst & Young, who is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required under Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young their independence from management and the Company, and has received from Ernst & Young the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526.

The Audit Committee met with Ernst & Young to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with Ernst & Young were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in this proxy statement and in our annual report for the year ended December 31, 2024.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

THE AUDIT COMMITTEE

Susan Graf, Chair

Brian Liu, M.D.

Simone Song

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 8, 2025.

Name	Age	Position(s)
Arthur Kuan	34	Chairman and Chief Executive Officer
Ambaw Bellete	54	President and Chief Operating Officer
Corleen Roche	59	Chief Financial Officer
Vijay Kasturi	57	Chief Medical Officer
Joshua F. Patterson	49	General Counsel, Chief Compliance Officer and Secretary

Arthur Kuan. Biographical information for Arthur Kuan is included above with the director biographies under the caption “Election of Directors—Nominees for Election to the Board of Directors”.

Ambaw Bellete. Ambaw Bellete has served as our President and Chief Operating Officer since July 2023. Previously, Mr. Bellete served as Chief Executive Officer of Lion Healthcare Strategies, a strategic advisory firm, from April 2021 to August 2023, where he provided strategic direction on business development, commercialization strategies, clinical development plans, disease opportunity assessment and financing. He also served as Chief Operating Officer of FerGene, a gene therapy company dedicated to revolutionizing the treatment of bladder cancer, from March 2020 to April 2021. Prior to FerGene, Mr. Bellete served as the president of Photocure, a company focused on developing and commercializing pharmaceutical products based on photodynamic technology to treat bladder cancer, and also held several global leadership positions with biopharma, biotech and medical device companies, including President of Medical Compression Systems from January 2012 to July 2019. Mr. Bellete started his biopharma career at the Upjohn Company (now Pfizer) and then Sanofi, where he held diverse leadership roles in business development, managed care, marketing and sales positions in specialty, oncology and urology. Mr. Bellete currently serves on the board of directors for The Axiom REACH Foundation and OncoSTING as chairman of its board. He holds a B.S. in Biology and Chemistry from Murray State University.

Corleen Roche. Corleen M. Roche has served as our Chief Financial Officer since January 2024. Previously, Ms. Roche served as the Chief Financial Officer of Immunome, a publicly traded biotechnology company, from April 2021 to December 2023. Prior to Immunome, Ms. Roche served as the Chief Financial Officer, U.S. of Biogen Inc. from 2019 until April 2021. She also served as the Chief Financial Officer U.S. Biopharma for Sandoz, a division of Novartis, from 2015 to 2019. Ms. Roche began her career at PricewaterhouseCoopers and has served as Chief Financial Officer at other companies including IoGenetics, Inc. and the Global Vaccines business unit at Wyeth Pharmaceuticals. Ms. Roche holds a B.A. in Accountancy from Villanova University.

Vijay Kasturi. Vijay Kasturi has served as our Chief Medical Officer since August 2023. Previously, Dr. Kasturi was Vice President of Clinical Development and Medical Affairs at AVEO Pharmaceuticals, a cancer therapeutics company, from April 2021 to August 2023. Prior to that, he was Senior Vice President of Scientific Affairs at FerGene from March 2020 to March 2021. Prior to joining FerGene, Dr. Kasturi was Head of U.S. Medical Affairs, Oncology for EMD Serono, a pharmaceutical company focused on reproductive health, multiple sclerosis and cancer, from November 2015 to March 2020, where he had responsibility for developing global and regional strategies that brought new therapies to patients in immunology, hematology and oncology. Earlier in his career, Dr. Kasturi treated patients with cancer and served as an assistant professor of medicine, Division of Hematology-Oncology at the University of Massachusetts Medical School and as the program leader for genitourinary oncology at UMass Memorial Cancer Center. Dr. Kasturi trained in Hematology-Oncology at the National Cancer Institute and worked as an investigator and physician at the National Cancer Institute and Dartmouth Hitchcock Medical Center. Dr. Kasturi holds an M.D. from Rush Medical College of Rush University and a B.S. in Biology from University of Illinois, Chicago.

Joshua F. Patterson. Josh Patterson has served as our General Counsel, Chief Compliance Officer and Secretary since May 2024. Prior to joining CG Oncology, Inc., Mr. Patterson served as General Counsel and Chief Compliance Officer of Gamida Cell Inc. from August 2021 to April 2024. In 2024, Gamida Cell filed for a restructuring arrangement in an Israeli Court and for recognition of such restructuring in the United States. Prior to joining Gamida Cell, Mr. Patterson served as General Counsel between March 2020 and August 2021 and as Vice President, Legal and Corporate Secretary between March 2018 and March 2020 for Akcea Therapeutics, Inc., a biotechnology company that merged with Ionis Pharmaceuticals, Inc. in 2020. Between December 2006 and March 2018, Mr. Patterson served in various leadership positions at Ionis Pharmaceuticals, Inc., a biotechnology company that specializes in discovering and developing RNA-targeted therapeutics, including as Executive Director and Deputy General Counsel. Mr. Patterson holds a B.A. from Carthage College and a J.D. from the Syracuse University College of Law.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as the Company is an emerging growth company. The scaled down disclosure rules require compensation disclosure for our principal executive officer and its two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of December 31, 2024. We refer to these individuals as “named executive officers.” For 2024, our named executive officers were:

•
Arthur Kuan
•
Ambaw Bellete
•
Corleen Roche

Mr. Bellete joined the Company as President and Chief Operating Officer in July 2023. Ms. Roche joined the Company as our Chief Financial Officer in January 2024.

Fiscal Year 2024 Summary Compensation Table

The following table shows for the fiscal years 2023 through 2024 compensation awarded to or paid to, or earned by, the Company’s named executive officers.

Name and Principal Position	Year	Salary ($) (5)	Bonus ($) (3)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (4)	Total ($)
Arthur Kuan, Chief Executive Officer	2024	653,485	—	10,135,228	382,594	1,486	11,172,793
	2023	449,000	—	3,293,022	189,000	2,974	3,933,996
Ambaw Bellete, President and Chief Operating Officer	2024	511,935	—	4,471,424	242,996	15,036	5,241,391
	2023	322,000	189,500	1,967,465	180,600	369,970	3,029,535
Corleen Roche, Chief Financial Officer	2024	446,357	31,500	9,157,973	196,360	13,610	9,845,800
	2023	—	—	—	—	—	—

(1) The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock unit awards, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the restricted stock units are set forth in Note 12, “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2) This column reflects the amount of performance-based incentive compensation earned by our Named Executive Officers for the periods presented. The non-equity incentive plan compensation for Mr. Bellete was prorated for the portion of the year of his employment in 2023.

(3) Amounts reflect one-time sign-on bonuses paid to Mr. Bellete and Ms. Roche in connection with their commencement of employment with the company in July 2023 and January 2024, respectively.

(4) Amounts for the year ended December 31, 2024 reflect $13,163 and $12,033 in 401(k) matching contributions for Mr. Bellete and Ms. Roche, respectively, $797, $797 and $733 in company-paid premiums for long-term disability insurance for Mr. Kuan, Mr. Bellete, and Ms. Roche, respectively, and $531, $669 and $687 in company-paid premiums for life insurance for Mr. Kuan, Mr. Bellete and Ms. Roche, respectively.

Amounts for the year ended December 31, 2023 reflect $9,919 in 401(k) matching contributions for Mr. Bellete, $760 and $317 in company-paid premiums for long-term disability insurance for Mr. Kuan and Mr. Bellete, respectively, and $666 and $278 in company-paid premiums for life insurance for Mr. Kuan and Mr. Bellete, respectively. Amounts also include $1,548 related to a company-paid holiday-related gift in 2023 for each of Mr. Kuan and Mr. Bellete. Amount for Mr. Bellete also reflects $357,908 for his services as a consultant to the company during 2023 prior to his commencement of employment.

(5) The annual base salaries for Mr. Bellete and Ms. Roche were prorated for the portion of the years of their respective employment in 2023 and 2024.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

Base salaries for our named executive officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our named executive officers is generally determined and approved by our Compensation Committee.

In April 2024, the Compensation Committee approved merit salary adjustments for our named executive officers, which became effective as of April 1, 2024. The 2024 annual base salaries and adjusted annual base salaries for our named executive officers are set forth in the table below.

Named Executive Officer	2024 Base Salary	2024 Adjusted Base Salary	Salary Adjustment %
Arthur Kuan	$625,000	$656,250	5%
Ambaw Bellete	$495,000	$512,325	3.5%
Corleen Roche	$450,000	$465,750	3.5%

Annual Bonus

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes each year. At the end of the year, our Board of Directors or Compensation Committee reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.

For 2024, Mr. Kuan, Mr. Bellete and Ms. Roche were eligible to earn a target annual bonus equal to 55%, 45% and 40% of their respective adjusted base salaries. The target bonuses actually paid for Mr. Kuan, Mr. Bellete and Ms. Roche for the year 2024 were based on their respective adjusted base salaries as of April 1, 2024, subject to the achievement of performance objectives as determined by our Board of Directors or Compensation Committee. For 2023, Mr. Kuan and Mr. Bellete were each eligible to earn a target annual bonus equal to 40% of their respective annual base salaries.

The 2024 annual corporate performance goals are tied to achievement of regulatory, clinical and developmental goals, as well as operational objectives. The Compensation Committee reviewed the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

The Compensation Committee and the Board of Directors determined that the 2024 corporate goals were achieved at 106% of target, which goals included regulatory, clinical and developmental goals, for each of the named executive officers. For 2024, the bonuses for our named executive officers paid in the first quarter of 2025 are reflected in the Summary Compensation Table above and are set forth in the table below.

Named Executive Officer	2024 Bonus Amount
Arthur Kuan	$382,594
Ambaw Bellete	$242,996
Corleen Roche	$196,360

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, including our executive officers and other service providers. The Board of Directors or Compensation Committee is responsible for approving equity grants. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for executive officers, employees and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our executive officers as an inducement to commencement of employment, and we granted our inaugural annual refresher equity-based incentive awards to our executive officers in the fourth quarter of 2024, each of which are subject to vesting over a period of multiple years in order to facilitate retention. Our current practice is to grant annual refresher equity-based incentive awards to our executive officers on or about the 15th of April of each year commencing in 2025, which are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the preceding quarter. The stock option grants are intended to create a direct link between our executives’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees.

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsection titled “—Employment Arrangements with Our Executive Officers.” In September 2024, our compensation committee approved the grant of stock options pursuant to the 2024 Plan to our named executive officers as follows, effective October 4, 2024: Mr. Kuan, 397,800 options: Mr. Bellete, 175,500 options; and Ms. Roche, 93,600 options. Such stock options have an exercise price of $36.63 per share, which was the closing price of our common stock on the date of grant, and vest in equal monthly installments over a period of four years following the grant date, and in each case subject to such executive’s continuous service with us through the applicable vesting date.

Employment Arrangements with Our Executive Officers

Effective as of January 9, 2025, we entered into Amended and Restated Employment Agreements with certain of our executive officers, including our named executive officers (each such agreement, an Amended Employment Agreement), which govern the terms of their employment with us. Pursuant to their Amended Employment Agreements, effective January 1, 2025, Mr. Kuan, Mr. Bellete and Ms. Roche are each entitled to an annual base salary of $690,000, $537,931 and $485,777 per annum, respectively. In addition, in accordance with their Amended Employment Agreements, for 2025, the target annual bonus for Mr. Kuan, Mr. Bellete and Ms. Roche will increase to a target amount of 60%, 50% and 45% of their respective base salaries actually paid for the year to which such annual bonus relates, subject to the achievement of performance objectives as determined by our Board of Directors or Compensation Committee.

Regardless of the manner in which our named executive officers’ employment terminates, they are entitled to receive certain accrued amounts previously earned during their employment, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law. In addition, our named executive officers are entitled to certain severance benefits under their employment agreements, subject to their execution of a release of claims and compliance with post-termination obligations, and which are described in further detail below.

Arthur Kuan and Ambaw Bellete

Messrs. Kuan and Bellete’s Amended Employment Agreements provide for severance benefits for certain terminations that arise during and outside of a change in control period (as defined below). Upon a termination without cause outside of the period commencing upon a change in control and continuing until 18 months after such change in control (such period, the change in control period), Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 1.5 their annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of their termination of employment, and (3) an amount in cash equal to their target annual bonus, prorated for the portion of the year that elapsed prior to the date of their termination of employment, payable in a lump sum. Additionally, upon a termination without cause occurring outside of the change in control period, Mr. Bellete is entitled to outplacement services for 18 months, up to a maximum cost of $20,000.

In addition, except with respect to Mr. Bellete’s option award of 432,311 shares granted on June 14, 2023 (the Bellete Initial Option), upon a termination without cause outside of the change in control period, Messrs. Kuan and Bellete are entitled to accelerated vesting of the unvested portion of company equity awards that would have vested during the 18 months following the date of their termination of employment had they continued in employment during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. With respect to the Bellete Initial Option, Mr. Bellete is entitled to the following: (1) if the termination without cause occurs after the first anniversary of Mr. Bellete’s start date but prior to the second anniversary of his start date, accelerated vesting of the portion of the Bellete Initial Option that would have vested during the 18 months following the date of such termination had he continued in employment during such period, and (2) if such termination occurs after the second anniversary of Mr. Bellete’s start date, accelerated vesting of any unvested portion of the Bellete Initial Option.

Upon a termination without cause or a resignation for good reason within the change in control period, Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 2.0 times their respective annual base salaries, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 24 months from the date of their termination of employment, (3) an amount in cash equal to their target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. In addition, upon a termination without cause or a resignation for good reason within the change in control period, Mr. Bellete is entitled to outplacement services for 24 months, up to a maximum cost of $20,000.

Corleen Roche

Ms. Roche’s Amended Employment Agreement provides for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Ms. Roche is entitled to (1) an amount in cash equal to her annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Ms. Roche and her respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of her termination of employment, (3) an amount in cash equal to her target annual bonus, prorated for the portion of the year that elapsed prior to the date of her termination of employment, payable in a lump sum, and (4) accelerated vesting of the unvested portion of company equity awards that would have vested during the 12 months following the date of Ms. Roche’s termination of employment had she continued in employment with the Company during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Upon a termination without cause or a resignation for good reason within the change in control period, Ms. Roche would be entitled to (1) an amount in cash equal to 1.5 times her annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Ms. Roche and her respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of her termination of employment, (3) an amount in cash equal to her target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Health and Welfare Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. Our Board of Directors or Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Under the 401(k) plan, we provide matching contributions equal to 100% of the first 4% of eligible compensation deferred by our employees, not to exceed 1% of an employee’s eligible compensation. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified retirement plans in the future, if it determines that doing so is in our best interests.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2024.

		Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price per share ($)	Option expiration date
Arthur Kuan	4/19/21(5)	4/19/21	167,483	—	—	1.72	4/18/31
	10/19/22(5)	10/19/22	117,168	181,075(2)	—	2.29	10/18/32
	10/9/23(6)	10/9/23	163,891	360,492(2)	—	6.68	10/8/33
	12/13/23(6)	12/13/23	21,009	62,892(2)	—	12.59	12/12/33
	10/4/24(7)	10/4/24	16,574	381,226(2)	—	36.63	10/4/24
Ambaw Bellete	5/26/22(5)	5/26/22	32,782	19,656(3)	—	1.82	5/25/32
	6/14/23(6)	6/14/23	211,856	279,186(3)	63,102(4)	3.72	6/13/33
	12/13/23(6)	12/13/23	13,126	39,312(2)	—	12.59	12/12/33
	10/4/24(7)	10/4/24	7,311	168,189(2)	—	36.63	10/4/34
Corleen Roche	1/11/24(7)	1/11/24	—	492,920(3)	—	19.00	1/11/34
	10/4/24(7)	10/4/24	3,900	89,700(2)	—	36.63	10/4/34

(1) All of the option awards were granted with a per share exercise price equal to the fair value of one share of our common stock on the date of grant.

(2) The options vest in equal monthly installments over a period of four years following the vesting commencement date, subject to executive's continuous service with us through each such vesting date. The options are subject to accelerated vesting pursuant to the terms described above in the subsection titled “—Employment Arrangements with Our Executive Officers.”

(3) The options vest over a period of four years, with 25% of the shares subject to the options vesting on the first anniversary of the vesting commencement date , and the remaining shares vesting in equal monthly installments thereafter over the subsequent three-year period, subject to executive’s continuous service with us through each such vesting date. Except for the Bellete Initial Option, the options are subject to accelerated vesting pursuant to the terms described above in the subsection titled “—Employment Arrangements with Our Executive Officers.”

(4) The options vest as follows: (i) 16,868 shares vest upon the company achieving commercial organization readiness by December 31, 2026, as determined by our Board of Directors, (ii) 29,365 shares vest upon the approval by the FDA of a BLA with respect to cretostimogene, provided such BLA approval occurs on or before December 31, 2026, and (iii) 16,868 shares vest upon the company’s achievement of the first successful commercial sale by December 31, 2026.

(5) The option was granted pursuant to our 2015 Equity Incentive Plan (2015 Plan).

(6) The option was granted pursuant to our 2022 Stock Incentive Plan (2022 Plan).

(7) The option was granted pursuant to our 2024 Stock Incentive Plan (2024 Plan).

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant Policy for the Recovery of Erroneously Awarded Compensation, as required by SEC rules.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including our named executive officers, and other service providers. Historically, the Company granted new-hire option awards on or soon after a new hire’s employment start date and inaugural annual refresh employee option grants in the fourth quarter of 2024, following Compensation Committee approval. The Company’s current practice is to grant annual refresher equity-based incentive awards to our executive officers on or about the 15th of April of each year commencing in 2025 and thereafter, which are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the preceding quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Program, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Program” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because the Compensation Committee has a practice of generally granting annual refresher equity-based incentive awards on or about the 15th of April of each year, the Compensation Committee generally does not take material nonpublic information (“MNPI”) into account when determining the timing of awards and it does not seek to time the award in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. During 2024, we did not grant any stock options to our named executive officers except for the annual stock options granted effective on October 4, 2024. Accordingly, we have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2024 certain information with respect to the compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Susan Graf	58,435	397,460	—	455,895
Brian Liu	50,120	397,460	—	447,579
James J. Mulé	39,698	397,460	—	437,158
Leonard Post	78,108	397,460	—	475,568
Simone Song	55,740	397,460	—	453,200
Victor Tong, Jr.	46,841	397,460	—	444,301

(1) The amounts reported here do not reflect the actual economic value realized by our directors. In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock units, calculated in accordance with ASC 718.

(2) The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2024 was as follows:

Name	Option awards (#)
Susan Graf	120,476
Brian Liu	15,600
Jim Mule	101,652
Leonard Post	164,408
Simone Song	15,600
Victor Tong, Jr.	15,600

Arthur Kuan, our Chairman and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Mr. Kuan’s compensation as a Named Executive Officer is set forth under “Executive Compensation-Summary Compensation Table”.

Non-Employee Director Compensation Program

In connection with our IPO, our Board adopted a non-employee director compensation program, which program (“Original Program”) was subsequently amended and restated by the Board in December 2024. The compensation program in effect through December 2024 provided that each such non-employee director would receive the following compensation for service on our Board:

•
an annual cash retainer of $40,000 for eligible directors;
•
an annual cash retainer of $30,000 for service as lead independent director (in lieu of the regular annual retainer described above);
•
additional cash retainers of $15,000 for service as the chair of the audit committee, $12,000 for service as the chair of the compensation committee, and $10,000 for service as the chair of the Nominating and Corporate Governance Committee;
•
additional cash retainers of $7,500 for service as members of the audit committee, $6,000 for service as members of the compensation committee, and $5,000 for service as members of the Nominating and Corporate Governance Committee;
•
a non-employee director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders following the effective date of the compensation program, and (ii) will continue to serve as a non-employee director immediately following such meeting, shall be automatically granted an annual grant of options to purchase 44,500 shares of the Company’s common stock under the 2024 Plan on the date of such annual meeting, vesting in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award will vest on the date of such annual meeting of our stockholders), subject to such non-employee director’s continuing in service on the Board through such vesting date; and
•
a non-employee director joining our Board after our IPO will also be granted an initial grant of options to purchase 22,250 shares of the Company’s common stock under the 2024 Plan on the date of such initial election or appointment, vesting monthly over three years, upon election or appointment to the Board.

The amended and restated non-employee director compensation program adopted by the Board in December 2024, provides that each non-employee director will receive the following compensation for service on our Board:

•
an annual cash retainer of $45,000 for eligible directors;
•
an annual cash retainer of $30,000 for service as lead independent director (in lieu of the regular annual retainer described above);
•
additional cash retainers of $20,000 for service as the chair of the audit committee, $15,000 for service as the chair of the compensation committee, and $10,000 for service as the chair of the Nominating and Corporate Governance Committee;
•
additional cash retainers of $10,000 for service as members of the audit committee, $7,500 for service as members of the compensation committee, and $5,000 for service as members of the Nominating and Corporate Governance Committee;
•
a non-employee director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders following the effective date of the compensation program, and (ii) will continue to serve as a non-employee director immediately following such meeting, shall be automatically granted an annual grant of options to purchase shares of the Company’s common stock with an aggregate Black-Scholes value of $400,000 (with the shares covered by the award rounded down to the nearest whole share) under the

2024 Plan on the date of such annual meeting, vesting in substantially equal monthly installments over the 12 months following the date of grant (or, in the event the next annual meeting of our stockholders occurs prior to the first anniversary of the date of grant, any remaining unvested portion of the annual award will vest on the date of such annual meeting of our stockholders), subject to such non-employee director’s continuing in service on the Board through such vesting date; and
•
a non-employee director joining our Board after our IPO will also be granted an initial grant of options to purchase shares of the Company’s common stock with an aggregate Black-Scholes value of $800,000 (with the shares covered by the award rounded down to the nearest whole share) under the 2024 Plan on the date of such initial election or appointment, vesting monthly over three years, upon election or appointment to the Board.

Pursuant to the Original Program and amended and restated non-employee director compensation program, the compensation described above is subject to the limits on non-employee director compensation set forth in the 2024 Plan. As provided in the 2024 Plan, our Board or its authorized committee may make exceptions to this limit for individual non-employee directors as the Board or its authorized committee may determine in its discretion. Awards to our non-employee directors will also vest in the event of a change in control or upon a non-employee director’s death or disability.

We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently maintain the 2024 Plan and the 2024 Employee Stock Purchase Plan, which have both been approved by stockholders in connection with our IPO, and the 2022 Incentive Award Plan and 2015 Equity Incentive Plan, under which we made awards prior to our IPO, and which have been approved by stockholders. We no longer grant any awards under the 2022 Incentive Award Plan and 2015 Equity Incentive Plan, though previously granted awards under such plans remain outstanding and governed by such plans.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2015 Equity Incentive Plan(1)	921,231	1.39	—
2022 Incentive Award Plan(2)	3,356,572	5.40	5
2024 Incentive Award Plan(3)	2,296,777	32.15	6,222,985
2024 Employee Stock Purchase Plan(4)	N/A	N/A	783,096
Equity compensation plans not approved by security holders(5)	—	N/A	N/A
Total	6,574,580	14.19	7,006,086

(1) Upon adoption of our 2022 Plan, we restricted future grants from the 2015 Plan. Shares of our common stock reserved for issuance under the 2015 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2024 Plan.

(2) Upon adoption of our 2024 Plan, we restricted future grants from the 2022 Plan. Shares of our common stock reserved for issuance under the 2022 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2024 Plan.

(3) Under the terms of our 2024 Plan, the number of shares of our common stock reserved for issuance under our 2024 Plan will automatically increase on January 1 of each year through January 1, 2034 by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board.

(4) Under the terms of our 2024 Employee Stock Purchase Plan (ESPP), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2034 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; or (ii) a lesser amount determined by our Board.

(5) As of December 31, 2024, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 8, 2025 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,221,857 shares of common stock outstanding on April 8, 2025, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of all listed stockholders is 400 Spectrum Center Drive, Suite 2040, Irvine, California 92618.

The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Beneficial Owner	Shares	%
5% Stockholders
Decheng Capital Global Life Sciences Fund IV, L.P. (1)	6,371,669	8.4%
The Vanguard Group (2)	5,081,352	6.7%
Entities affiliated with Longitude Venture Partners (3)	4,662,268	6.1%
Named Executive Officers and Directors
Arthur Kuan (4)	671,575	*
Ambaw Bellete (5)	407,158	*
Corleen Roche (6)	181,907	*
Brian Liu, M.D. (7)	10,400	*
Susan Graf (8)	62,838	*
James J. Mulé, IPh.D. (9)	85,321	*
Leonard Post, Ph.D. (10)	150,531	*
Simone Song (11)	3,952,084	5.2%
Victor Tong, Jr. (12)	10,400	*
All executive officers and directors as a group (11 persons) (13)	5,795,707	7.4%

* Less than one percent.

(1) Consists of (i) 5,315,954 shares of common stock held directly by Decheng Capital Global Life Sciences Fund IV, L.P. (“Fund IV”) and (ii) 1,055,715 shares of common stock held directly by Decheng Capital Global Healthcare Fund (Master), LP (“Healthcare”). Decheng Capital Management IV (Cayman), LLC (“GP IV”) is the general partner of Fund IV and shares voting and investment authority over the shares held by Fund IV. Decheng Capital Global Healthcare GP, LLC (“Healthcare GP”) is the general partner of Healthcare and shares voting and investment authority over the shares held by Healthcare. Xiangmin Cui (“Dr. Cui”) is the manager of GP IV and the indirect managing member and ultimate beneficial owner of Healthcare GP. Dr. Cui shares voting and investment authority over the shares held by each of Fund IV and Healthcare. The business address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2025..

(2) The Vanguard Group has shared voting power over 58,658 shares of common stock, sole dispositive power over 4,995,679 shares of common stock and shared dispositive power over 85,673 shares of common stock. The business address for the Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania. This information is based on a Schedule 13G/A filed with the SEC on November 12, 2024.

(3) Consists of (i) 3,190,463 shares of common stock held by Longitude Venture Partners IV, L.P. (LVPIV) and (ii) 971,805 shares of common stock held by Longitude Prime Fund, L.P. (LPF). Longitude Capital Partners IV, LLC (LCPIV) is the general partner of LVPIV and may be deemed to have voting, investment and dispositive power with respect to the securities held by LVPIV. Longitude Prime Partners, LLC (LPP) is the general partner of LPF and may be deemed to have voting, investment and dispositive power with respect to the securities held by LPF. Juliet Tammenoms Bakker and Patrick G. Enright are the managing members of LCPIV and LPP and may each be deemed to share voting, investment and dispositive power with respect to these securities. Each of LPP, LCPIV, Ms. Tammenoms Bakker and Mr. Enright disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The business address for these individuals and entities is 2740 Sand Hill Road, 2nd Floor, Menlo Park, California 94025.

(4) Consists of 36,151 shares of common stock held directly and 635,424 shares of common stock underlying options held by Mr. Kuan that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(5) Consists of 407,158 shares of common stock underlying options held by Mr. Bellete that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(6) Consists of 2,000 shares of common stock held directly and 179,907 shares of common stock underlying options held by Ms. Roche that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(7) Consists of 10,400 shares of common stock underlying options held by Mr. Liu that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(8) Consists of 62,838 shares of common stock underlying options held by Ms. Graf that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(9) Consists of 85,321 shares of common stock underlying options held by Dr. Mulé that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(10) Consists of 150,531 shares of common stock underlying options held by Dr. Post that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(11) Consists of (i) 586,982 shares of common stock held by Unique Diamond Investments Limited, (ii) 3,003,931 shares of common stock held by Charming Jade Limited, (iii) 350,771 shares of common stock held directly by Ms. Song and (iv) 10,400 shares of common stock underlying options held by Ms. Song that are exercisable as of April 8, 2025, or that will become exercisable within 60 days after such date. Unique Diamond Investments Limited is a wholly-owned subsidiary of ORI Healthcare Fund, L.P. ORI Capital Inc. is the general partner of ORI Healthcare Fund, L.P. and may be deemed to have voting, investment and dispositive power with respect to the securities held by Unique Diamond Investments Limited. ORI Capital Inc. is a wholly-owned subsidiary of ORI Capital Holding Inc, which is a wholly-owned subsidiary of Healthcare Seed Limited. Charming Jade Limited is a wholly-owned subsidiary of ORI Healthcare Fund II, L.P. ORI Capital II Inc. is the general partner of ORI Healthcare Fund II, L.P. and may be deemed to have voting, investment and dispositive power with respect to the securities held by Charming Jade Limited. ORI Capital II Inc. is a wholly-owned subsidiary of ORI Capital Holding Inc, which is a wholly-owned Subsidiary of Healthcare Seed Limited. Healthcare Seed Limited, as a result, may be deemed to beneficially own 3,590,913 shares of Common Stock held by Unique Diamond Investments Limited and Charming Jade Limited. Ms. Song is the sole owner of Healthcare Seed Limited. The business address for Ms. Song and these entities is C/O Room Nos. 4727-4734, 47/F, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong.

(12) Consists of 10,400 shares of common stock underlying options held by Mr. Tong, Jr. that are exercisable as of April 8, 2025 or that will become exercisable within 60 days after such date.

(13) Includes the shares described in footnotes 4 through 12 and 263,493 shares of common stock held by our other executive officers, including shares of common stock underlying options that are exercisable as of April 8, 2025, or that will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

•	the Company has been or is to be a participant;
•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and
•

any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Redeemable Convertible Preferred Stock Financings

In July 2023, we entered into a Series F redeemable convertible preferred stock purchase agreement, pursuant to which in July 2023 we sold to investors, in private placements, an aggregate of 81,587,937 shares of Series F redeemable convertible preferred stock. The per share purchase price was $1.2872, and we received gross proceeds of approximately $105 million. The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates.

Participants	Series F Redeemable Convertible Preferred Stock
5% or greater stockholders
Entities affiliated with ORI Capital (1)	—
Decheng Capital Global Life Sciences Fund IV, L.P.(2)	4,402,320
Entities affiliated with Foresite Capital (3)	23,306,401
Kissei Pharmaceutical Co., Ltd.	4,402,320
Entities affiliated with Longitude Venture Partners (4)	—
TCG Crossover Fund I, L.P.	23,306,401

(1) Represents securities acquired by Unique Diamond Investments Limited and Charming Jade Limited. Simone Song is a Founder and Senior Partner at ORI Capital and a member of our Board.

(2) Victor Tong, Jr. is a Managing Director at Decheng and a member of our Board.

(3) Represents securities acquired by Foresite Capital Fund V, L.P., Foresite Capital Fund VI, L.P. and Foresite Capital Opportunity Fund V, L.P.

(4) Represents securities acquired by Longitude Prime Fund, L.P. and Longitude Venture Partners IV, L.P. Brian Liu, M.D. is a Managing Director at Longitude Capital Management and a member of our Board.

Secondary Stock Sales

In October 2023, Abundant Supply Global Limited, an entity affiliated with ORI Capital, a greater than 5% stockholder of our company, entered into stock transfer agreements with certain other holders of our capital stock pursuant to which Abundant Supply Global Limited sold an aggregate of 27,190,800 shares of Series C redeemable convertible preferred stock at a purchase price of $1.2872 per share for an aggregate purchase price of $34,999,997.84 (the ASGL Secondary Sales). In connection with these transactions, Abundant Supply Global Limited sold 3,107,520 shares of Series C redeemable convertible preferred stock to Decheng Capital Global Life Sciences Fund IV, L.P., a greater than 5% stockholder of our company (Decheng Capital Global), 3,107,520 shares of Series C redeemable convertible preferred stock to TCG Crossover Fund I, L.P., 3,107,520 shares of Series C redeemable convertible preferred stock to Longitude Prime Fund, L.P., an entity affiliated with Longitude Venture Partners, a greater than 5% stockholder of our company (Longitude Prime), an affiliate of Longitude Venture Partners, and an aggregate of 3,107,520 shares of Series C redeemable convertible preferred stock to entities affiliated with Foresite Capital. In connection with the ASGL Secondary Sales, we entered into a stock transfer agreement with Abundant Supply Global Limited and each purchaser in January 2024, Abundant Supply Global Limited transferred all of its shares to its affiliate, Unique Diamond Investments Limited.

In August 2023, Longitude Prime entered into a stock transfer agreement with an entity affiliated with a holder of our capital stock pursuant to which Longitude Prime sold 1,756,323 shares of Series C redeemable convertible preferred stock at a purchase price of $0.9073 per share for an aggregate purchase price of $1,593,511.86 (the August 2023 Longitude Secondary Transaction). In July 2023, Longitude Prime entered into a stock transfer agreement with Lepu Holdings Limited pursuant to which Longitude Prime purchased 3,512,646 shares of Series C redeemable convertible preferred stock from Lepu Holdings Limited at a purchase price of $0.9073 per share for an aggregate purchase price of $3,187,023.72 (the July 2023 Longitude Secondary Transaction). Jue Pu, our then-director, was an affiliate of Lepu Holdings Limited at the time of the July 2023 Longitude Secondary Transaction. In connection with the August 2023 Longitude Secondary Transaction and the July 2023 Longitude Secondary Transaction, we entered into stock transfer agreements with Longitude Prime and each counterparty. In May 2023, Longitude Venture Partners IV, L.P, an entity affiliated with Longitude Venture Partners, entered into a common stock transfer agreement with various holders of capital stock pursuant to which Longitude Venture Partners IV, L.P. purchased 8,873,500 shares of common stock at a purchase price of $0.80055 per share for an aggregate purchase price of $7,103,680.43 (the May 2023 Longitude Secondary Transaction). In connection with the May 2023 Longitude Secondary Transaction, we entered into a common stock transfer agreement with Longitude Venture Partners IV, L.P. and each seller pursuant to which, among other things, we waived our right of first refusal to purchase the shares of common stock sold in the transaction.

In July 2023, Decheng Capital Global entered into a stock transfer agreement with Lepu Holdings Limited pursuant to which Decheng Capital Global purchased 3,512,646 shares of Series C redeemable convertible preferred stock from Lepu Holdings Limited at a purchase price of $0.9073 per share for an aggregate purchase price of $3,187,023.72 (the July 2023 Decheng Secondary Transaction). Jue Pu, our then-director, was an affiliate of Lepu Holdings Limited at the time of the July 2023 Decheng Secondary Transaction. In June 2023, Decheng Capital Global entered into a stock transfer agreement with a holder of our capital stock pursuant to which Decheng Capital Global purchased 2,024,725 shares of Series C redeemable convertible preferred stock at a purchase price of $0.91 per share for an aggregate purchase price of $1,842,499.75 (the June 2023 Decheng Secondary Transaction). In connection with the July 2023 Decheng Secondary Transaction and the June 2023 Decheng Secondary Transaction, we entered into stock transfer agreements with Decheng Capital Global and each seller. In May 2023, Decheng Capital Global entered into common stock transfer agreements with various holders of capital stock pursuant to which Decheng Capital Global purchased 8,873,500 shares of common stock at a purchase price of $0.80055 per share for an aggregate purchase price of $7,103,680.44 (the May 2023 Decheng Secondary Transaction). In connection with the May 2023 Decheng Secondary Transaction, we entered into a common stock transfer agreement with Decheng Capital Global and each seller pursuant to which, among other things, we waived our right of first refusal to purchase the shares of common stock sold in the transaction.

Investors’ Rights Agreement

We entered into an investors’ rights agreement in July 2014, as last amended and restated in July 2023 (the “Investors’ Rights Agreement”), with the holders of our redeemable convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed above as well as entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their redeemable convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the Investors’ Rights Agreement), all rights under this agreement terminated upon December 16, 2024, the closing date of the IPO (the “IPO Closing Date”). The registration rights will terminate five years after the IPO Closing Date, or earlier for certain holders.

Our Policy Regarding Related Party Transactions

Our Board has adopted a written related person transaction policy, effective as of the IPO Closing Date, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders

Stockholders who intend to present proposals at the Company’s 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 26, 2025. Stockholders who intend to present proposals at the 2026 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Bylaws. Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting which, for the 2026 Annual Meeting of Stockholders, is between February 5, 2026 and March 27, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2025 Annual Meeting of Stockholders, in order for notice by the stockholder to be timely, such notice must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting, or if later, the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to CG Oncology, Inc. by mail at 400 Spectrum Center Drive, Suite 2040, Irvine, CA 92618, Attention: General Counsel, Chief Compliance Officer and Secretary.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.ir.cgoncology.com and click on “SEC Filings” under “Financial Information” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting CG Oncology, Inc. by mail at 400 Spectrum Center Drive, Suite 2040, Irvine, CA 92618, Attention: General Counsel, Chief Compliance Officer and Secretary, by telephone at (619) 916-7620, or by email at ir@cgoncology.com.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Joshua Patterson

Joshua Patterson

General Counsel, Chief Compliance Officer and Secretary

April 25, 2025

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

CG Oncology, Inc.

Annual Meeting of Stockholders

Thursday, June 5, 2025 at 10:00 AM, Pacific Time

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SEE REVERSE FOR FULL AGENDA

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

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CG Oncology, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL
1.	To elect the Board's three nominees for Class I director named as nominees to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.
	1.01 Arthur Kuan
	1.02 James J. Mulé
	1.03 Leonard Post
2.	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.
	Note: Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.